SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 24, 2005

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(States or Other Jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification Nos.)

Five Greenwich Office Park, Greenwich, CT	06830
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement

The registrants have entered into a waiver agreement (the “Waiver”) relating to the registrants’ accounts receivable securitization facility. The Waiver was effective as of March 24, 2005. A copy of the Waiver is attached as Exhibit 99.1 hereto.

The Waiver, among other things, (i) waives certain defaults arising from the delay in filing the registrants’ 2004 Annual Report on Form 10-K (as further described in the registrants’ Report on Form 8-K filed with the SEC on March 14, 2005) and (ii) extends through May 30, 2005, the date by which the company must provide 2004 audited financial statements.

Item 9.01. Financial Statements and Exhibits

Exhibits

99.1	Waiver Agreement dated as of March 24, 2005, among United Rentals Receivables LLC II, United Rentals, Inc., Gemini Securitization Corp., LLC, Deutsche Bank AG, New York Branch, United Rentals Receivables LLC I, United Rentals (North America), Inc., United Rentals Northwest, Inc., United Rentals Southeast, LP, and United Equipment Rentals Gulf, LP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of March, 2005.

UNITED RENTALS, INC.

By:	/s/ JOHN N. MILNE
Name:	John N. Milne
Title:	President and Chief Financial Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ JOHN N. MILNE
Name:	John N. Milne
Title:	President and Chief Financial Officer

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